1ST SECURITY BANK

FS BANCORP, INC.

BRANCH TRANSACTION

November 7, 2022


1ST SECURITY BANK

"Build a truly great place to work and bank."

-FSBW Vision Statement

Disclosure Statement

The information included in this presentation is confidential and may not be reproduced or redistributed, passed on or divulged, directly or indirectly, to any other person. FS Bancorp, Inc. (the "Company") reserves the right to request the return of this presentation at any time.

Forward Looking Statements

This presentation may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of the Company. For these statements, the Company claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in these presentation materials should be considered in conjunction with the other information available about the Company, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management's expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as "anticipate," "estimate," "project," "intend," "plan," "believe," "will" and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in the Company's reports filed with the Securities and Exchange Commission, including those described in its most recent annual and quarterly reports on Form 10-K and Form 10-Q and the following: the possibility that the transaction does not close when expected or at all because required regulatory approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of the effects of the COVID-19 pandemic changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which the Company currently and intends to operate; the ability to promptly and effectively integrate the acquired branches into the business of FS Bancorp, Inc.; the reaction of the companies' customers, employees and counterparties to the transaction; and the diversion of management time on transaction-related issues. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Transaction Overview

Summary	▪ FS Bancorp to purchase seven (7) branches from Columbia Banking System ▪ Five (5) in Oregon and two (2) in Washington ▪ Total deposits at announcement of $510 million ▪ Total loans at announcement of $76 million
Strong Financial Impact	▪ TBV dilution of 9.0% ▪ TBV Earnback of ~2.0 years ▪ Greater than 19% accretion to estimated EPS in 2023, and 28% in 2024 ▪ ~25% IRR
Other Considerations	▪ Strong pro forma regulatory capital ratios upon completion ▪ Plan to replace wholesale funding with lower cost core deposits ▪ Conducted comprehensive due diligence ▪ Plan to retain all branch employees and provide benefits currently offered to employees of 1st Security Bank ▪ Deal expected to close by end of 1Q2023

A Rational Pro Forma Footprint


FSBW Branch (23)
FSBW Home Lending (12)
New Branches (7)
Everett
Seattle
Tacoma
Olympia
Olympic National Park
Mount Baker National Forest
Wenatchee National Forest
Lake Roosevelt National Recreation Area
Wenatchee
Cascade Range
Yakima
Kennewick
Snake
Lewiston
Gifford Pinchot National Forest
Coastal Ranges
Manzanita Branch
Tillamook Branch
Goldendale Branch
White Salmon Branch
Umatilla National Forest
Nez Perce National Historical Park
Saint Joe National Forest
Mt. Hood National Forest
Blue Mountains
Salem
Newport Branch
Waldport Branch
Whitman National Forest
John Day Fossil Beds National Monument
Willamette National Forest
Eugene
Bend
Oregon
Ontario Branch

Source: S&P Capital IQ Pro

Transaction Rationale

Opportunity to expand our markets and growth prospects while maintaining safe and sound banking principles	▪ Desirable marketplace expansion that boasts similar characteristics to those in which we currently operate ▪ Low-cost source of funding to support our strong asset generation capabilities throughout the communities we serve, and to replace higher cost wholesale funding ▪ Efficient deployment of our capital to support our continued growth and profitability
Aligned deposit and lending strategies should provide a smooth customer transition experience	▪ Expanding reach with seven new locations ▪ Retention of all branch and related personnel to support a smooth customer transition experience ▪ Ability to provide meaningful ongoing employment opportunities to acquired staff ▪ Preservation of a strong community banking culture
Continued strong focus on enterprise risk management and controls	▪ Strong compliance culture, BSA / AML systems and risk management platforms ▪ Strong regulatory capital at closing with attractive pro forma earnings to provide ongoing support ▪ Enhanced geographic reach and diversification

Our Previous Successful Experience

FS BANCORP, INC.


Bank of America
Branch Acquisition – January 2016
ANCHOR BANCORP
Whole-Bank Acquisition – July 2018
Columbia Bank
Branch Acquisition – 1Q2023
$677.6
$827.9
$981.8
$1,621.6
$1,713.1
$2,113.2
$2,286.4
$2,652.1
2015
2016
2017
2018
2019
2020
2021
YTD
Total Assets ($MM)

Source: S&P Capital IQ Pro

Our Long-Term Strategic Plans

- Continued expansion of our community banking and commercial business lending programs
- Continue to emphasize lower cost core deposits to reduce the costs of funding growth
- Remain focused on maintaining and improving asset quality
- Offer a wide range of products and services to meet our customers' banking needs
- Increase in-house originations of residential mortgage loans which are primarily sold into the secondary market through the mortgage banking platform
- Expand into new markets based on current product offerings

CONTACT INFORMATION

Joe Adams
joea@fsbwa.com
Chief Executive Officer
(425) 697-8048

Matthew Mullet
mattm@fsbwa.com
Chief Financial Officer
(425) 697-8026

Administrative Center
6920 220th Street Southwest
Mountlake Terrace, Washington 98043